Exhibit 10.3

APRIA HEALTHCARE GROUP INC.
2003 PERFORMANCE INCENTIVE PLAN
EMPLOYEE STOCK OPTION AGREEMENT

        THIS EMPLOYEE STOCK OPTION AGREEMENT (this “Option Agreement”) dated February 16, 2007, by and between APRIA HEALTHCARE GROUP INC., a Delaware corporation (the “Corporation”), and ___________________________ (the “Grantee”), evidences the stock option (the “Option”) granted by the Corporation to the Grantee as to the number of shares of the Corporation’s Common Stock first set forth below.

Number of Shares of Common Stock:[1] _____	Award Date: February 16, 2007
Exercise Price per Share:[1] $32.12	Expiration Date:[1,2] February 15, 2017
Vesting:[1,2] The Option shall become vested as to one-third of the total number of shares of Common Stock subject to the Option on each of the first, second, and third anniversaries of the Award Date.

        The Option is granted under the Apria Healthcare Group Inc. 2003 Performance Incentive Plan (the “Plan”) and subject to the Terms and Conditions of Employee Stock Option (the “Terms”) attached to this Option Agreement (incorporated herein by this reference) and to the Plan. The Option has been granted to the Grantee in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to the Grantee. Capitalized terms are defined in the Plan if not defined herein. The parties agree to the terms of the Option set forth herein. Without limiting the generality of the foregoing, the Grantee specifically acknowledges and agrees to Section 8 of the Terms (affecting the change in control provisions of certain of the Grantee’s other outstanding awards), Section 14 of the Terms (regarding the application of the Grantee’s Noncompetition and Nonsolicitation Agreement), and Section 15 of the Terms (regarding the Corporation’s Stock Ownership Requirements.) The Grantee acknowledges receipt of a copy of the Terms and the Plan.

“GRANTEE” ______________________________________ Signature ______________________________________ Print Name	APRIA HEALTHCARE GROUP INC. a Delaware corporation By:__________________________________ Print Name:___________________________ Title:________________________________

CONSENT OF SPOUSE

      In consideration of the Corporation’s execution of this Option Agreement, the undersigned spouse of the Grantee agrees to be bound by all of the terms and provisions hereof and of the Plan.

__________________________________ Signature of Spouse	______________________ Date

_________________
1    Subject to adjustment under Section 7.1 of the Plan.
2    Subject to early termination under Section 4 of the Terms and Section 7.4 of the Plan.

TERMS AND CONDITIONS OF EMPLOYEE STOCK OPTION

1.     Vesting; Limits on Exercise; Incentive Stock Option Status.

        The Option shall vest and become exercisable as set forth on the cover page of this Option Agreement. The Option may be exercised only to the extent the Option is vested and exercisable.

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Cumulative Exercisability. To the extent that the Option is vested and exercisable, the Grantee has the right to exercise the Option (to the extent not previously exercised), and such right shall continue, until the expiration or earlier termination of the Option.

•	No Fractional Shares. Fractional share interests shall be disregarded, but may be cumulated.
•	Minimum Exercise. No fewer than 100[1] shares of Common Stock may be purchased at any one time, unless the number purchased is the total number at the time exercisable under the Option.
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Incentive Stock Option Status. The Option is intended as an "incentive stock option" ("ISO") within the meaning of, and to the maximum extent permitted within the limits of, Section 422 of the Code. The Plan and Section 422 of the Code limit the number of shares of Common Stock of the Corporation which may be treated as acquired pursuant to an ISO so that the aggregate fair market value of shares with respect to which ISOs become exercisable during any calendar year under the Plan or any other plan of the Corporation is limited to $100,000. To qualify the Option as an ISO, any other applicable provisions of Section 422 of the Code must also be satisfied. Any shares of Common Stock acquired pursuant to the Option in excess of the $100,000 limitation provided under the Code shall be treated as acquired pursuant to a nonqualified stock option. The Grantee acknowledges that the number of shares which may be treated as acquired pursuant to an ISO may be reduced in the event the Grantee has been or is granted other incentive stock options to acquire Common Stock or in the event the vesting of the Option is accelerated. The Corporation may, in the manner and to the extent permitted by law, designate which shares are to be treated as stock acquired pursuant to the exercise of an ISO.

2.     Continuance of Employment/Service Required; No Employment/Service Commitment.

        The vesting schedule requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the Option and the rights and benefits under this Option Agreement. Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Grantee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 4 below or under the Plan.

        Nothing contained in this Option Agreement or the Plan constitutes a continued employment or service commitment by the Corporation or any of its Subsidiaries, affects the Grantee’s status, if he or she is an employee, as an employee at will who is subject to termination without cause, confers upon the Grantee any right to remain employed by or in service to the Corporation or any Subsidiary, interferes in any way with the right of the Corporation or any Subsidiary at any time to terminate such employment or service, or affects the right of the Corporation or any Subsidiary to increase or decrease the Grantee’s other compensation.

3.     Method of Exercise of Option.

        The Option shall be exercisable by the delivery to the Secretary of the Corporation of a written notice stating the number of shares of Common Stock to be purchased pursuant to the Option (or completion of such other administrative exercise procedures as the Administrator may require from time to time) and accompanied by:

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payment in full for the Exercise Price of the shares to be purchased in accordance with Section 5.5 of the Plan, subject to such further limitations and rules or procedures as the Administrator may establish from time to time as to any non-cash payment;

•	satisfaction of the tax withholding provisions of Section 8.5 of the Plan; and
•	any written statements or agreements required pursuant to Section 8.1 of the Plan.

4.     Early Termination of Option.

4.1 Possible Termination of Option upon Change in Control. The Option is subject to termination in connection with a Change in Control Event or certain similar reorganization events as provided in Section 7.4 of the Plan, provided that the then outstanding and otherwise unvested portion of the Option shall have become fully vested as required or contemplated by Section 7.2 or 7.3 of the Plan.

4.2 Termination of Option upon a Termination of Grantee’s Employment or Services. Subject to earlier termination on the Expiration Date of the Option or pursuant to Section 4.1 above, if the Grantee ceases to be employed by or ceases to provide services to the Corporation or a Subsidiary, the following rules shall apply (the last day that the Grantee is employed by or provides services to the Corporation or a Subsidiary is referred to as the Grantee’s “Severance Date”):

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other than as expressly provided below in this Section 4.2: (a) the Grantee will have until the date that is 90 days after his or her Severance Date to exercise the Option (or portion thereof) to the extent that it was vested on the Severance Date, (b) the Option, to the extent not vested on the Severance Date, shall terminate on the Severance Date, and (c) the Option, to the extent exercisable for the 90-day period following the Severance Date and not exercised during such period, shall terminate at the close of business on the last day of the 90-day period;

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if the termination of the Grantee's employment is the result of the Grantee's voluntary Retirement (as defined below and other than a termination by the Corporation or a Subsidiary for Cause as provided below), then (a) the Grantee will have until the date that is 3 years after his or her Severance Date to exercise the Option (or portion thereof) to the extent that it was vested on the Severance Date, (b) the Option, to the extent not vested on the Severance Date, shall terminate on the Severance Date, and (c) the Option, to the extent exercisable for the 3-year period following the Severance Date and not exercised during such period, shall terminate at the close of business on the last day of the 3-year period;

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if the termination of the Grantee's employment is the result of the Grantee's death or Disability (as defined below), then (a) the Grantee (or his beneficiary or personal representative, as the case may be) will have until the date that is 1 year after the Grantee's Severance Date to exercise the Option (or portion thereof) to the extent that it was vested on the Severance Date, (b) the Option, to the extent not vested on the Severance Date, shall terminate on the Severance Date, and (c) the Option, to the extent exercisable for the 1-year period following the Severance Date and not exercised during such period, shall terminate at the close of business on the last day of the 1-year period;

•	if the termination of the Grantee's employment is the result of a termination by the Corporation or a Subsidiary for Cause, the Option (whether vested or not) shall terminate on the Severance Date.

        In all events, the Option is subject to earlier termination on the Expiration Date of the Option or as contemplated by Section 4.1. The Administrator shall be the sole judge of whether the Grantee continues to render employment or services for purposes of this Option Agreement. The Grantee acknowledges that the ISO post-termination exercise provisions of Section 422 of the Code are more restrictive than the foregoing (i.e., they generally require that an ISO be exercised within three months following a termination of employment, except a termination due to death or Disability) and, to the extent that the Code is more restrictive, the Grantee must satisfy the Code’s provisions in order to preserve the qualified status of the Option (or portion thereof) as an ISO. (The Option will be taxed as a nonqualified stock option to the extent that it is exercised within the time period prescribed above but after the timeframe required under Section 422 of the Code.)

        Notwithstanding the foregoing (including, for purposes of clarity, notwithstanding any provision above that would have otherwise resulted in the termination of the outstanding and unvested portion of the Option on the Grantee’s Severance Date), the then outstanding and otherwise unvested portion of the Option shall be deemed to have been fully vested immediately prior to the Grantee’s Severance Date in the event that the Grantee incurs a Qualifying Termination. The Grantee shall be deemed to have incurred a “Qualifying Termination” for this purpose if any of the following events occur:

(a)

the Grantee’s Severance Date is the result of a termination of employment by the Corporation or a Subsidiary without Cause within the period that ends with a Change in Control Event and begins with the first to occur of (i) the initial public announcement of the Change in Control Event, or (ii) the 90th day preceding the Change in Control Event,

(b)

the Grantee’s Severance Date is the result of a termination of employment by the Corporation or a Subsidiary for any reason other than Cause (and other than due to the Grantee’s death or Disability) upon or at any time within two years following a Change in Control Event, or

(c)	the Grantee’s Severance Date is the result of a termination of employment by the Grantee for Good Reason upon or at any time within two years following a Change in Control Event.

In the event that the Grantee’s Severance Date is more than 90 days preceding a Change in Control Event (such that the vested portion of the Option generally would have otherwise terminated before the Change in Control Event) and the Grantee is entitled to deemed accelerated vesting pursuant to clause (a) above, then, as to any portion of the Option that was deemed to become vested pursuant to clause (a) above, such portion of the Option shall be deemed to have not terminated prior to the closing of the Change in Control Event and the Grantee shall be afforded a reasonable opportunity to exercise such portion of the Option upon or immediately prior to the Change in Control Event.

        For purposes of the Option, “Retirement” means a termination of employment by the Grantee that occurs both (a) upon or after the Grantee’s attainment of age 55 and (b) upon or after the date when the sum of the Grantee’s age and the Grantee’s years of service to the Corporation and its Subsidiaries (such years of service determined in accordance with the rules for determining years of service under the Corporation’s 401(k) Plan) is at least 60.

        For purposes of the Option, “Cause” means the occurrence of either or both of the following: (a) the Grantee’s conviction for committing an act of fraud, embezzlement, theft, or other act constituting a felony (other than traffic related offenses or as a result of vicarious liability); or (b) the willful engaging by the Grantee in misconduct that is significantly injurious to the Corporation. However, no act or failure to act, on the Grantee’s part shall be considered “willful” unless done, or omitted to be done, by the Grantee not in good faith and without reasonable belief that the Grantee’s action or omission was in the best interest of the Corporation.

        For purposes of the Option, “Disability” means a permanent disability (within the meaning of Section 22(e)(3) of the Code or as otherwise determined by the Administrator).

        For purposes of the Option, “Good Reason” means, without the Grantee’s express written consent, the occurrence of any one or more of the following: (a) a material reduction in the nature, status or scope of the Grantee’s authorities, duties, and/or responsibilities (when such authorities, duties, and/or responsibilities are viewed in the aggregate) from their level in effect on the day immediately prior to the Change in Control Event (provided, however, that neither (i) a change in the Grantee’s title or reporting relationships, nor (ii) an adjustment in the nature of the Grantee’s duties and responsibilities, that in either case does not remove from him/her the authority with respect to the Corporation’s functional area, employees or products and services that the Grantee had immediately prior to such change or adjustment, shall constitute “Good Reason”); (b) a reduction in the Grantee’s base salary from its highest level in effect at any point in the three months preceding the Change in Control Event or a significant reduction in the Grantee’s aggregate incentive opportunities under the Corporation’s short and/or long-term incentive programs, as such opportunities exist immediately prior to the Change in Control Event; (c) the failure of the Corporation to maintain the Grantee’s relative level of coverage and accruals (as compared to other executives with similar titles) under the Corporation’s employee benefit and/or retirement plans, policies, practices, or arrangements in which the Grantee participates immediately prior to the Change in Control Event, both in terms of the amount of benefits provided and amounts accrued. For this purpose, the Corporation may eliminate and/or modify existing programs and coverage levels; provided, however, that the Grantee’s level of coverage under all such programs must be at least as great as is provided to executives who have the same or lesser levels of reporting responsibilities within the Corporation’s organization; or (d) the Grantee is informed by the Corporation that his/her principal place of employment for the Corporation will be relocated to a location that will result in an increase of more than thirty (30) miles in the Grantee’s one-way commute (as compared to the Grantee’s one-way commute prior to the Change in Control Event).

5.     Non-Transferability.

        The Option and any other rights of the Grantee under this Option Agreement or the Plan are nontransferable and exercisable only by the Grantee, except as set forth in Section 5.7 of the Plan.

6.     Notices.

        Any notice to be given under the terms of this Option Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Grantee at the address last reflected on the Corporation’s payroll records, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be given only when received, but if the Grantee is no longer employed by or providing services to the Corporation or a Subsidiary, shall be deemed to have been duly given by the Corporation when enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.

7.     Plan.

        The Option and all rights of the Grantee under this Option Agreement are subject to, and the Grantee agrees to be bound by, all of the terms and conditions of the Plan, incorporated herein by this reference. In the event of a conflict or inconsistency between the terms and conditions of this Option Agreement and of the Plan, the terms and conditions of the Plan shall govern. The Grantee agrees to be bound by the terms of the Plan and this Option Agreement (including these Terms). The Grantee acknowledges having read and understanding the Plan, the Prospectus for the Plan, and this Option Agreement. Unless otherwise expressly provided in other sections of this Option Agreement, provisions of the Plan that confer discretionary authority on the Board or the Administrator do not and shall not be deemed to create any rights in the Grantee unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Administrator so conferred by appropriate action of the Board or the Administrator under the Plan after the date hereof.

8.     Change in Control Provisions of Other Awards.

        By accepting the Option and executing this Option Agreement, the Grantee acknowledges and agrees that the definition of Change in Control Event set forth in Section 7.3 of the Plan shall (1) apply to the Option and to the Grantee’s other awards under the Plan, (2) apply to any award outstanding as of the Award Date that has been granted to the Grantee under the Corporation’s 1998 Nonqualified Stock Incentive Plan or 1997 Stock Incentive Plan (in place of the term “Change in Control Event” as otherwise defined under the applicable plan), and (3) apply to any award outstanding as of the Award Date that has been granted to the Grantee under the Corporation’s 1992 Stock Incentive Plan (in place of the term “Corporate Change” as otherwise defined under that plan, and all references to “Corporate Change” in that plan or any such award shall be a reference to Change in Control Event). The intent of this amendment is that all such awards shall be governed by a single “Change in Control Event” definition. The other terms and conditions of such awards shall not be affected by this change.

9.      Entire Agreement.

        This Option Agreement (including these Terms) and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan and this Option Agreement may be amended pursuant to Section 8.6 of the Plan. Such amendment must be in writing and signed by the Corporation. The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Grantee hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

10.     Governing Law.

        This Option Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to conflict of law principles thereunder.

11.     Effect of this Agreement.

        This Option Agreement shall be assumed by, be binding upon and inure to the benefit of any successor or successors to the Corporation.

12.     Counterparts.

        This Option Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

13.     Section Headings.

        The section headings of this Option Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

14.      Agreements Regarding Noncompetition and Nonsolicitation.

        Notwithstanding anything else contained herein to the contrary, the right of the Grantee to the Option, as well as the right of the Grantee to or with respect to any Common Stock that is deliverable or has, at the relevant time, previously been delivered with respect to the Option (or any consideration received in respect thereof, as the case may be) is subject to the terms and conditions of the Grantee’s “Noncompetition and Nonsolicitation Agreement” with the Corporation (or any similar or successor agreement, as applicable), including any such agreement that may be entered into after the Award Date (the Grantee’s “Noncompetition and Nonsolicitation Agreement”). This Option Agreement is one of the Grantee’s Incentive Compensation Agreements as defined in such Noncompetition and Nonsolicitation Agreement. By accepting the Option, and again by exercising the Option, the Grantee affirms his or her representations, covenants and agreements set forth in his or her Noncompetition and Nonsolicitation Agreement and agrees that his or her rights with respect to the Option and any such Common Stock delivered with respect to the Option (or any consideration received in respect thereof, as the case may be) are and shall continue thereafter to be subject to such Noncompetition and Nonsolicitation Agreement.

15.     Stock Ownership Requirements.

        The Option and all rights of Grantee under this Option Agreement or in connection with any Common Stock purchased pursuant to this Option Agreement are and shall be subject to, and Grantee agrees to be bound by, all of the terms and conditions of the Stock Ownership Requirements for Senior Executive Officers as in effect from time to time.